                                                                      EXHIBIT 21

                     SUBSIDIARIES OF THE ENSTAR GROUP, INC.
                              AS OF MARCH 31, 2003

The following table lists each subsidiary of The Enstar Group, Inc. indented under the name of its immediate parent, the percentage of each subsidiary's voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

Name                                                         % of Voting         Jurisdiction
----                                                         -----------         ------------
                                                             Securities
                                                             ----------
The Enstar Group, Inc.

A.  Castlewood Holdings Limited                                  50%               Bermuda

    1.  Castlewood Limited                                       100%              Bermuda

        a) Castlewood Risk Management                            100%              Bermuda
           Ltd.

        b) Castlewood (EU) Holdings,                             100%              England
           Ltd.

           i)  Castlewood (EU) Ltd.                              100%              England

           ii) Cranmore Adjusters Limited                        100%              England

        c) Castlewood Brokers Limited                            100%              Bermuda


    2.  Kenmare Holdings Limited                                 100%              Bermuda

        a) Fitzwilliam (SAC) Insurance                           100%              Bermuda
           Limited

        b) Revir Limited                                         100%              Bermuda

           i) River Thames Insurance                             100%              England
              Company

           ii) Overseas Reinsurance                              100%              Bermuda
               Corporation Limited

           iii) Regis Agencies Limited                           100%              England

        c) Hudson Reinsurance Company                            100%              Bermuda
           Limited

    3.  Hillcot Holdings Ltd.                                    50.1%             Bermuda

B.  B.H. Acquisition Ltd.                                        50%               Bermuda

    1.   Brittany Insurance Company Ltd.                         100%              Bermuda

    2.   Paget Holdings Limited                                  100%              Cyprus

         a) Paget Holdings GmbH                                  100%              Austria

            i) Compagnie Europeene                               99.9%(1)          Belgium
               d'Assurances Industrielles
                SA

(1) The remaining 0.1% of the company's voting securities is owned directly by Brittany Insurance Company Ltd.

The names of particular subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.